Exhibit (d)(2)

This material must be preceded or accompanied by a prospectus. Investors should consider the Fund’s investment objectives, risks, charges and expenses carefully before investing. The prospectus contains this and other information about the Fund, including information regarding purchases of shares of the Fund and repurchases of shares by the Fund. Please read the prospectus carefully before investing.

For IRAs and Self-Directed Pension Plans, please note that the Custodian’s name, address and Tax Identification Number must also be included below in the specific areas provided, and the Custodian must also sign this Application. For assistance in completing this Application, please call Legg Mason Transactional Shareholder Services at (203) 703 - 6002, Monday through Friday, 8:00 am - 5:30 pm.

1	INVESTOR INFORMATION

Legal Name	First	Middle	Last

Additional Purchaser (Joint Tenant) First		Middle	Last

Legal Domicile/Country of Residence

Street Address

City	State		Zip Code

Telephone Number	Fax Number		Email Address

Taxpayer Identification Number/Social Security Number			Formation Date/Birth Date

Joint Tenant Taxpayer Identification Number/Social Security Number			Formation Date/Birth Date

Nature of Business			Tax Year-End of Investor

Purchaser type:

☐ Bank	☐ Foundation	☐ Non-Profit Organization	☐ IRA

☐ Charitable Trust	☐ Government Entity	☐ Public Pension Plan	☐ Joint Tenant

☐ Corporation	☐ Insurance Company	☐ Taft Hartley/Labor Union	☐ Joint Tenant in Common

☐ Defined Benefit Plan	☐ Limited Liability Company	☐ Trust	☐ Joint Tenant With Rights of Survivorship
☐ Endowment	☐ Limited Partnership	☐ Individual

☐ Other:

2	INFORMATION FOR AUTHORIZED DISTRIBUTION OF STATEMENTS TO A THIRD PARTY

Name of Third Party

Street Address

City	State	Zip Code

Telephone Number	Fax Number	Email Address

3	SUBSCRIPTION INFORMATION

A minimum initial investment is required for the Fund.

Institutional Shares ($250,000 minimum initial investment) NASDAQ Symbol LPHSX $

Institutional Shares are also available for retirement plans with omnibus accounts held on the books of the Fund and certain roll-over IRAs, Clients of Eligible Financial Intermediaries and other investors authorized by LMIS. These investors are not subject to the $250,000 initial investment. Financial Intermediaries may impose separate investment minimums.

4	COST BASIS SELECTION

Please review the list of available options and select your preferred reporting method.

In general, you may change your cost basis method at any time. Please note, however, that if the Average Cost method is being used, you will only be permitted to revoke this method retroactively up to the point in time when the first covered shares subject to Average Cost are repurchased. Under the IRS regulations, any revocation of Average Cost after that time may only be applied prospectively for covered shares acquired in the future.

For IRS reporting purposes, whatever method is used will only be applied to covered shares in your account. For any uncovered shares in your account, the Fund will continue to provide adjusted cost basis information to you on a voluntary basis using the Average Cost method, but this information will not be reported to the IRS.

•	First In First Out (“FIFO”) —This method enables you to sell oldest shares first.

•	Last In First Out (“LIFO”) —This method enables you to sell newest shares first.

•	Highest In First Out (“HIFO”) —This method enables you to sell shares purchased at the highest cost first.

•	Lowest In First Out (“LOFO”) —This method enables you to sell shares purchased at the lowest cost first.

•	Specific Lot Identification (“SLID”) —This method enables you to specify exactly which shares you are selling at the time of sale.

Please check box below. If you do not select an option, the Fund’s default method of Average Cost will be selected as your cost basis reporting method.

Please check box below. If you do not select an option, the Fund’s default method of Average Cost will be selected as your cost basis reporting method.

☐	ACST	Average Cost	☐	LIFO	Last in First Out	☐	LOFO	Low Cost First Out

☐	FIFO	First in First Out	☐	HIFO	High Cost First Out	☐	SLID	Specific Lot Identification*

*	If the option selected above is Specific Lot Identification (SLID), and you do not indicate the acquisition date and the specific shares to be repurchased or have insufficient funds in the lot specified, your repurchase will be processed using the First in First Out (FIFO) reporting method.

Fund Application     2

5	DIVIDEND OPTIONS

Dividends:	Reinvest	Cash
Capital Gains:	Reinvest	Cash

*	Unless you elect to receive distributions in cash (i.e., opt-out), all dividends, including any capital gain dividends, on your Institutional Shares will be automatically reinvested by The Bank of New York Mellon, as agent for the shareholders (the “Plan Agent”), in additional Institutional Shares under the Fund’s Dividend Reinvestment Plan (the “Plan”). You may elect not to participate in the Plan by contacting the Plan Agent. If you do not participate, you will receive all cash distributions paid by check mailed directly to you by The Bank of New York Mellon, as dividend paying agent. However, the Fund may elect to pay cash/share dividends and limit the aggregate amount of cash distributed to all of its shareholders, in which case shareholders electing to receive cash may nonetheless receive a portion of such distributions in Institutional Shares of the Fund. In that event, such electing shareholders generally would be taxed on the full amount of any such distribution (including the portion payable in the Fund’s Institutional Shares). See “Risk Factors—Certain Tax Risks with Respect to an Investment in the Fund—Certain Distributions of the Fund’s Shares Will Be Taxable.” If you participate in the Plan, the number of Institutional Class Shares you will receive will be determined by the current NAV of the Institutional Shares. Institutional Shares in your account will be held by the Plan Agent in non-certificated form. Any proxy you receive will include all Institutional Shares you have received under the Plan. You may withdraw from the Plan (i.e., opt-out) by notifying the Plan Agent in writing at BNY Investors Services c/o Permal Hedge Strategies Fund, 400 Bellevue Parkway, Wilmington, DE 19809, Mail Stop 19C-0204 or by calling the Plan Agent at
866-211-4521. Such withdrawal will be effective immediately if notice is received by the Plan Agent not less than ten business days prior to any dividend or distribution record date; otherwise such withdrawal will be effective as soon as practicable after the Plan Agent’s investment of the most recently declared dividend or distribution on the Institutional Shares. The Plan may be amended or supplemented by the Fund upon notice in writing mailed to shareholders at least 30 days prior to the record date for the payment of any dividend or distribution by the Fund for which the termination is to be effective. Automatically reinvesting dividends and distributions does not mean that you do not have to pay income taxes due upon receiving dividends and distributions. Investors will be subject to income tax on amounts reinvested under the Plan.

The Fund reserves the right to amend or terminate the Plan if, in the judgment of the Board of Trustees, the change is warranted. There is no direct service charge to participants in the Plan; however, the Fund reserves the right to amend the Plan to include a service charge payable by the participants.

6	ELIGIBLE INVESTOR AND TAX-RELATED CERTIFICATION

In order to purchase Fund shares, you must be an “Eligible Investor” as defined in the Fund’s registration statement. If you are an authorized person/corporate officer making this certification on behalf of an investor, you must represent that the investor for whose account you are directly or indirectly acquiring Fund shares is an Eligible Investor.

I hereby certify that the following categories describe me at the time I am applying to purchase shares of the Fund.

Check all boxes that apply:

☐	A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with my spouse in excess of $300,000 in each of those years and who has a reasonable expectation of reaching the same income level in the current year;

☐	A natural person who has a net worth or joint net worth with my spouse (excluding the value of my primary residence) at the time of purchase that exceeds $1,000,000 (“net worth” for this purpose means total assets in excess of total liabilities);

☐	A trust with total assets in excess of $5,000,000 that was not formed for the purpose of investing in the Fund, and of which the person responsible for directing the investment of assets in the Fund has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment;

☐	An individual or entity having an account managed by an investment adviser registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and the investment adviser is purchasing shares in a fiduciary capacity on behalf of the account;

☐	A trustee or executive officer of the Fund;

☐	An organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), a corporation, a Massachusetts or similar business trust, or partnership, that was not formed for the specific purpose of acquiring the shares, with total assets in excess of $5,000,000;

☐	An entity licensed, or subject to supervision, by U.S. federal or state examining authorities as a “bank,” or “savings and loan association,” (within the meaning of Regulation D under the Securities Act of 1933, as amended (the “1933 Act”)) or an account for which a bank or savings and loan association is subscribing in a fiduciary capacity;

Fund Application     3

☐	A broker or dealer registered with the Securities and Exchange Commission pursuant to Section 15 of the Securities Exchange Act of 1934, as amended;

☐	An investment company registered under the Investment Company Act of 1940, as amended (“1940 Act”) or a business development company as defined in Section 2(a)(48) of the 1940 Act;

☐	A private business development company as defined in Section 202(a)(22) of the Advisers Act;

☐	An insurance company as defined in Section 2(13) of the 1933 Act;

☐	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended;

☐	A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, that has total assets in excess of $5,000,000;

☐	An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), if the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, the investment decisions are made solely by persons that meet one of the other criteria listed here; or

☐	An entity in which all of the equity owners are accredited investors under the 1933 Act.

IMPORTANT
Tax Certification (Substitute W-9)

I understand that federal law requires financial institutions to obtain, verify and record information that identifies each person or entity that opens a new account. Account owners are asked to provide their names, addresses, dates of birth (if applicable) and other information, which may include driver’s license numbers or other identification numbers, so that the institution can accurately verify their identity. If Legg Mason is unable to verify a client’s identity within a reasonable time after the account opening, the firm may restrict or close the account.

Under penalties of perjury, I certify that (check all that apply):
☐	1.	The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued and will provide the number to the fund as soon as it is issued), and
☐	2.

I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

☐	3.	I am a U.S. person (including a U.S. resident alien).

Certification Instructions: Do not check item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

If you are subject to backup withholding, check the box in front of the following statement.
☐ I have been notified by the IRS that I am subject to backup withholding.
The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Primary Owner’s/Custodian’s Signature	Date

Joint Owner’s Signature (if applicable)	Date

If I am executing this Certificate on behalf of (i) an employee benefit plan within the meaning of Section 3(3) of ERISA or (ii) a plan that is described in, and subject to the prohibited transaction rules under, Section 4975 of the Code (each of the foregoing described in clauses (i) and (ii) being referred to as a “Plan”), I represent and warrant that the fiduciary (within the meaning of Section 3(21) of ERISA and the regulations thereunder, or as defined under other applicable law) of such Plan has considered the following with respect to the Plan’s investment in the Fund and has determined that, in review of such considerations, (a) the investment in the Fund is prudent for the Plan (taking into account any applicable liquidity and diversification requirements of ERISA); (b) the investment in the Fund is permitted under ERISA, the Code, other applicable law and the Plan’s governing plan documents; (c) neither LMPFA, the Sub-Adviser nor any of their affiliates has acted as a fiduciary under ERISA or other

Fund Application    4

applicable law with respect to such purchase; (d) no advice provided by LMPFA, the Sub-Adviser or any of their affiliates has formed a primary basis for any investment decision by such Plan interest holder in connection with such purchase; and (e) the purchase, holding and disposition of the interest in the Fund will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or any materially similar provisions of other law for which an exemption is not available. I understand that the Fund may repurchase the investment at certain times and under certain conditions set forth in the Prospectus. I understand that all of the foregoing certifications, which are made under penalty of perjury, may be disclosed to the IRS by the Funds and that any false statement contained herein could be punished by fine and/or imprisonment.

I understand that the Fund and its affiliates are relying on the certification and agreements made herein and in the Fund’s Anti Money Laundering Supplement (which follows this Investor Application as Appendix A) in determining my qualification and suitability as a shareholder in the Fund. I understand that an investment in the Fund is not appropriate for, and may not be acquired by, any person who cannot make this certification, and agree to indemnify Legg Mason Partners Fund Advisor, LLC and its affiliates (collectively “Legg Mason”) and hold such persons harmless from any liability that the Fund and they may incur as a result of this certification being untrue in any respect. I attest to the accuracy of all documents required to be attached to this Application as set forth in the section “Other Required Documents”.

I understand that it may be a violation of state and federal law for me to provide this certification if I know that it is not true. I have read the Prospectus of the Fund, including the shareholder qualification and shareholder suitability provisions and the disclosure regarding potential conflicts of interest contained therein, and by purchasing Shares, I acknowledge and assent to the existence of such potential conflicts and the Fund’s operation in the face thereof. I understand that an investment in the Fund involves a considerable amount of risk and that some or all of the investment may be lost. I understand that an investment in the Fund is suitable only for shareholders who can bear the risks associated with the limited liquidity of the investment and should be viewed as a long-term investment.

Signature of Investor	Date

Name of Investor

Signature of Joint Tenant (if applicable)	Date

Name of Joint Tenant (if applicable)

Authorized Person / Corporate Officer Executing on Behalf of an Investor

Signature	Date

Name and Title

Fund Application    5

Mailing instructions for application

Applications for investment at the next investment date must be received by the 8th day (or immediately preceding business day) of the month preceding the applicable investment date. Please forward the completed Application as follows:

Transactional Shareholder Services

Legg Mason

100 First Stamford Place – 5th Floor

Stamford, CT 06902

Fax instructions

Please fax documents to Legg Mason Transactional Shareholder Services at (816) 218 - 0513.

All applications and related subscription documents will be returned if not accepted.

Funds supporting the applicable purchase of shares must be wired by the 3rd day (or immediately preceding business day) of the month preceding the applicable investment date. Please refer to the bank wire instructions below.

Wiring instructions

Bank wires should be sent to:

The Bank of New York

1 Wall Street, New York

ABA# 021 000 018

Account Number: 8901112909

Account Name: Permal Hedge Strategies Fund

Fund Application    6